Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 3rd day of November, 2003, by and among Evolving Systems, Inc., a Delaware corporation (the “Parent”), and the shareholders listed on Exhibit A hereto, referred to hereinafter collectively as the “Company Shareholders” and individually as a “Company Shareholder.”

RECITALS

WHEREAS, pursuant to the Agreement and Plan of Merger, dated November 3, 2003, by and among the Parent, ESI Acquisition One Corporation, an Ohio corporation and wholly-owned subsidiary of the Parent (“Merger Sub”), CMS Communications, Inc., an Ohio corporation (the “Company”), and the Company Shareholders (the “Merger Agreement”), Merger Sub is being merged with and into the Company with the Company being the surviving corporation, and the common shares of the Company held by the Company Shareholders are being converted into shares of the Parent Common Stock (the “Transaction”);

WHEREAS, the obligations of the parties in the Merger Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Transaction, the parties desire to enter into this Agreement in order to grant registration and other rights to the Company Shareholders with respect to their shares of the Parent’s common stock as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         GENERAL.

1.1                               Definitions.  Unless otherwise defined herein, as used in this Agreement, the following terms shall have the following respective meanings:

(a)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b)                                  “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Parent with the SEC.

(c)                                  “Holder” means a person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.6(b) hereof and who does not notify the Parent in writing upon or prior to the earlier of (i) the Filing Date or (ii) the 75th day following the date hereof that he does not wish his Registrable Securities to be included in the Registrable Securities covered by the Registration Statement.

(d)                                  “Prospectus” means the prospectus included in the Registration Statement with respect to the terms of the offering of the Registrable Securities covered by the Registration Statement, and all amendments and supplements thereto, including any and all exhibits and annexes thereto and any information incorporated by reference therein.

(e)                                  “Registrable Securities” means the number of shares of the Parent Common Stock received by the Company Shareholders upon consummation of the Transaction and any shares of the Parent Common Stock issued in respect thereof as the result of any adjustment, recapitalization, reorganization, stock split, stock dividend or other change in the Parent’s capital structure; provided, however, that Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with the Registration Statement and the Securities Act, or (ii) with respect to a Holder, at such time as all of the Registrable Securities held by such Holder can, in a three month period, be distributed to the public in accordance with Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation (“Rule 144”); or (iii) at such time as all of the Registrable Securities held by such Holder could be sold by such Holder in a three-month period in accordance with Rule 144, assuming that, for purposes of calculating the required holding periods set forth under Rule 144 for such Holder, such Holder acquired such Registrable Securities on the earlier of the Effective Date (as defined below) or the date such Holder received such Registrable Securities.

(f)                                    “Rules” shall mean the rules and regulations promulgated by the SEC under the Securities Act or under the Exchange Act.

(g)                                 “SEC” means the Securities and Exchange Commission.

(h)                                 “Securities Act” shall mean the Securities Act of 1933, as amended.

(i)                                    “Special Registration Statement” shall mean a registration statement (i) relating to any employee benefit plan or (ii) related to equity securities issued upon conversion of debt securities.

Capitalized terms used, but not defined, herein shall have the meanings set forth in the Merger Agreement.

SECTION 2.         REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1                               Registration Procedures and Expenses.  The Parent shall:

(a)                                  subject to receipt of information from the Holders that is both customary and necessary, make commercially reasonable efforts to prepare and file with the SEC, as soon as practicable following the Closing (the date of such filing with the SEC, the “Filing Date”), a registration statement on Form S-3 (the “Registration Statement”) to enable the resale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Registration Statement; provided, however, that not less than five (5) business days prior to the filing of the Registration Statement with the SEC, the Parent shall furnish to the Holders, and counsel to the Holders; a copy of the

Registration Statement proposed to be filed and the Parent agrees to consider appropriate comments provided by such Holders and their counsel for inclusion in the Registration Statement; provided, further, that Parent shall not be required to file a Registration Statement with the SEC until such time as the audited financial statements for the Company, required by the Rules to be included in the Registration Statement, are available in form and substance satisfactory to Parent and its independent auditors (the “Company Financial Statements”);

(b)                                  use its commercially reasonable efforts to cause the Company to complete the preparation of, and facilitate the audit of, the Company Financial Statements;

(c)                                  not less than five (5) business days prior to the filing thereof with the SEC, furnish to the Holders and to counsel for the Holders, a copy of each amendment to the Registration Statement, and each amendment or supplement, if any, to the Prospectus (including all documents incorporated by reference therein after the initial filing of the Registration Statement), and Parent agrees to consider appropriate comments provided by such Holders and their counsel for inclusion in the Registration Statement;

(d)                                  use its commercially reasonable efforts, subject to receipt of necessary information from the Holders, as reasonably determined upon consultation with such Holder’s counsel to cause the Registration Statement to become effective as soon as practicable after the Filing Date (the “Effective Date”);

(e)                                  use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and continuously effective for a period not exceeding, with respect to each Holder’s Registrable Securities, the earlier of (i) the second anniversary of the Effective Time, (ii) the date on which such Holder may sell all Registrable Securities then held by such Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act or (iii) such time as all Registrable Securities covered by the Registration Statement have been sold thereunder;

(f)                                    furnish to any Holder with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, the Prospectus (including any preliminary prospectuses) any amendments or supplements thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Holder, provided, however, that the obligation of the Parent to deliver copies of the Prospectus and any amendments or supplements thereto to such Holder shall be subject to the receipt by the Parent of reasonable assurances from such Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectus or any amendments or supplements thereto;

(g)                                 arrange, if necessary for registration or qualification of the Registrable Securities under the securities or blue sky laws of such states specified in writing by any of the Holders, and maintain such registration or qualification in effect so long as required; provided, however, that the Parent shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(h)                                 bear all fees and expenses in connection with the procedures in paragraphs (a) through (g) and (k) of this Section 2.1 and the registration of the Registrable Securities pursuant to the Registration Statement;

(i)                                    advise the Holders, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(j)                                    ensure that the Registration Statement and any amendment or supplement thereto and any Prospectus forming part thereof and any amendment or supplement thereto (i) complies with the applicable requirements of the Securities Act and (ii) does not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

(k)                                with a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Holders to sell Registrable Securities to the public without registration, the Parent covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other Rule of similar effect or (B) such date as all of the Holders’ Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and under the Exchange Act; (iii) furnish to any Holder upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Parent’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration; and (iv) subject to the conditions set forth in this Agreement, and provided the conditions of Rule 144(k) are satisfied in all respects, including without limitation, that such Holder is not an Affiliate of the Parent, as such term is defined in Rule 144, use commercially reasonable efforts to cause the removal of any restrictive legends on the Registrable Securities necessary to enable such Holder to sell the Registrable Securities under Rule 144(k).

(l)                                    It shall be a condition precedent to the obligations of the Parent to take any action pursuant to this Section 2.1 that any Holder shall furnish to the Parent, pursuant to the written request by the Parent, such information regarding itself, the Registrable Securities to be sold by such Holder, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities.

2.2                               Suspension.

(a)                                  Each Holder agrees that it will promptly notify the Parent of any changes in the information set forth in the Registration Statement regarding the Holder or the Holder’s plan of distribution.

(b)                                  Except in the event that paragraph (c) below applies, the Parent shall: (i) if deemed necessary by the Parent, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the Prospectus forming a part thereof or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus, Supplement or amendment will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii)  promptly inform each Holder that the Parent has complied with its obligations in Section 2.2(b)(i) (or that, if the Parent has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Parent will notify each Holder to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Holder pursuant to Section 2.2(b)(i) hereof when the amendment has become effective).

(c)                                  Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Parent of any notification with respect to the suspension of the registration or qualification or exemption from registration or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which, in the reasonable judgment of Parent, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Parent shall deliver a certificate in writing to each Holder (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, each Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until such Holder’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Parent, or until it is advised in writing by the Parent that any stop order suspending the effectiveness of the Registration Statement has been withdrawn, that the registration or qualification of the

Registrable Securities has been reinstated  in such jurisdiction or that the  current Prospectus may be used, as appropriate, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.  In the event of any Suspension, the Parent will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable, and in no event later than 20 business days, after delivery of a Suspension Notice to each Holder.

(d)                                  Notwithstanding the foregoing paragraphs of this Section 2.2, the Holders shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than two occasions of not more than sixty (60) days each in any twelve (12) month period, unless, in the good faith judgment of the Parent’s Board of Directors, upon advice of counsel, the sale of Registrable Securities under the Registration Statement in reliance on this paragraph 2.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to the Parent.

(e)                                  Provided that a Suspension is not then in effect, any Holder may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities.

(f)                                    In the event of a sale of Registrable Securities by any Holder, such Holder must also deliver to the Parent’s transfer agent, with a copy to the Parent, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit B, so that the shares may be properly transferred.

2.3                               Indemnification.  For the purpose of this Section 2.3:

(a)                                  the term “Selling Company Shareholder” shall include each Holder and any officer, director, agent, trustee or affiliate of such Holder;

(b)                                  the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 2.1; and

(c)                                  the term “Untrue Statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                                    The Parent agrees to indemnify and hold harmless each Selling Company Shareholder from and against any losses, claims, damages or liabilities to which such Selling Company Shareholder may become subject (under the Securities Act or otherwise) but only insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any Untrue Statement of a material fact contained in the Registration Statement, or (ii) any failure by the Parent to fulfill any undertaking included in the Registration Statement, and the Parent will reimburse such Selling Company Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Parent shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Parent by or on behalf of any such Selling Company Shareholder specifically for use in preparation of the Registration Statement or the failure of any such Selling Company Shareholder to comply with its covenants and agreements contained in Section 2.2 hereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to a Holder prior to the pertinent sale or sales by such Holder.

(ii)                                Each Holder agrees to indemnify and hold harmless the other Selling Company Shareholders and the Parent (and each person, if any, who controls the Parent or the other Selling Company Shareholders within the meaning of Section 15 of the Securities Act, each officer of the Parent who signs the Registration Statement and each director of the Parent) from and against any losses, claims, damages or liabilities to which the other Selling Company Shareholders or the Parent (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), but only insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (A) any failure by such Holder to comply with the covenants and agreements contained in Section 2.2 hereof, or (B) any Untrue Statement of a material fact contained in the Registration Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of a Holder specifically for use in preparation of the Registration Statement, and such Holder will reimburse the other Selling Company Shareholders and the Parent (or such officer, director or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

(iii)                            Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 2.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 2.3.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (in addition to appropriate local counsel) for all indemnified parties.

In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv)                               If the indemnification provided for in this Section 2.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Parent on the one hand and the Holders on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an Untrue Statement, whether the Untrue Statement relates to information supplied by the Parent on the one hand or a Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement.  The Parent and the Holders agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (iv), no Holder shall be required to contribute any amount in excess of the amount by which the gross amount received by such Holder from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such Untrue Statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint.

(v)                                   The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 2.3, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 2.3 fairly allocate the risks in light of the ability of the parties to investigate the Parent and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 2.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 2.3 and further agree not to attempt to assert any such defense.

2.4                               Termination of Conditions and Obligations.  The restrictions imposed by Section 2.6 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when an opinion of counsel reasonably satisfactory to the Parent shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

2.5                               Information Available.  So long as the Registration Statement is effective covering the resale of Registrable Securities owned by any Holder, the Parent:

(a)                                  will furnish to each Holder, as soon as practicable after it is available, one copy of (i) its annual report to shareholders (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants registered with the Public Company Accounting Oversight Board) and (ii) if not included in substance in the annual report to shareholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b)                                  will furnish to each Holder, upon the request of the Holder, all exhibits to the documents referred to in Section 2.5(a) filed with the SEC and all other information that is made available to shareholders; and

(c)                                  upon the reasonable request of any Holder, will meet with such Holder or a representative thereof at the Parent’s headquarters to discuss all information relevant for disclosure in the Registration Statement and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder’s exposure to liability under the Securities Act, including the reasonable production of information at the Parent’s headquarters; provided, that the Parent shall not be required to disclose any confidential information to or meet at its headquarters with any Holder until and unless such Holder shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Parent with the Parent with respect thereto.

2.6                               Restrictions on Transfer.

(a)                                  Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

(i)                                    The Registration Statement is declared effective under the Securities Act and such disposition is made in accordance with the Registration Statement; or

(ii)                                (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Parent of the proposed disposition and shall have furnished the Parent with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Parent, such Holder shall have furnished the Parent with an opinion of counsel, reasonably satisfactory to the Parent, that such disposition will not require registration of such Registrable Securities under the Securities Act.  It is agreed that the Parent will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

(b)                                  Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by any Holder transferring his Registrable Securities to such Holder’s family member or a trust, partnership or limited liability company for the benefit of an individual Holder or such Holder’s immediate family member; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if the transferee was an original Holder hereunder.

(c)                                  Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS EVOLVING SYSTEMS, INC. (THE “COMPANY”) HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT TO WHICH THE STOCKHOLDER AND THE COMPANY ARE PARTIES.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)                                  The Parent shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof and, if required, deliver such unlegended certificates to the escrow agent under the Hold-Back Share Escrow Agreement, if the Parent has completed the registration contemplated by this Agreement.

(e)                                  Any legend endorsed on a certificate pursuant to applicable state securities laws and the stop-transfer instructions with respect to such Registrable Securities shall be removed upon receipt by the Parent of an order of the appropriate blue sky authority evidencing that such legend is no longer required.

2.7                               Delay of Registration; Furnishing Information.

(a)                                  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)                                  It shall be a condition precedent to the obligations of the Parent to take any action pursuant to Section 2.2 that all selling Holders shall furnish to the Parent such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of their Registrable Securities.

2.8                               Assignment of Registration Rights.  The rights to cause the Parent to register Registrable Securities pursuant to this Agreement may only be assigned by a Holder to a transferee (a) in connection with a transfer of Registrable Securities permitted under Section 2.6(b) or (b) that acquires at least 10,000 shares of Registrable Securities (as adjusted for any adjustment, recapitalization, reorganization, stock split, stock dividend or other change in the Parent’s capital structure); provided that in each case (y) the transferor shall, within 5 days after such transfer furnish Parent written notice of the name and address of the transferee or assignee and the Registrable Securities as to which such registration rights are being assigned and (z) the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if the transferee was an original Holder hereunder.

2.9                               Agreement to Furnish Information.  If requested by the Parent, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Parent in connection with the completion of any public offering of the Parent’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section 2.9 shall not apply to a Special Registration Statement.  Each Holder agrees that any transferee of any Registrable Securities shall be bound by this Sections 2.9.

SECTION 3.         MISCELLANEOUS.

3.1                               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado.

3.2                               Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time.

3.3                               Entire Agreement.  This Agreement, the Exhibits hereto, the Merger Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

3.4                               Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5                               Amendment and Waiver.

(a)                                  Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Parent and the Holders of at least a majority of the Registrable Securities.

(b)                                  Except as otherwise expressly provided, the obligations of the Parent and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of at least a majority of the Registrable Securities.

(c)                                  For the purposes of determining the number of Holders or Company Shareholders entitled to vote or exercise any rights hereunder, the Parent shall be entitled to rely solely on the list of record holders of its common stock as maintained by or on behalf of the Parent.

(d)                                  Any amendment or waiver effected in accordance with this Section 3.5 shall be binding upon each Holder and Parent.  By accepting the benefits conferred under this Agreement, the Holders hereby agree to be bound by the provisions of this Section 3.5.

3.6                               Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Parent under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

3.7                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.8                               Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.9                               Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.10                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

3.11                        Aggregation of Stock.  All Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

In Witness Whereof, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

PARENT:		COMPANY SHAREHOLDERS:

EVOLVING SYSTEMS, INC.
/s/ John M. Cullen, Jr.
By:	/s/ Anita T. Moseley	John M. Cullen, Jr.
Name:	Anita T. Moseley
Title:	Senior Vice President	Address:
986 Ridge Crest Drive
Address:		Gahanna, Ohio 43230
9777 Mount Pyramid Ct.		Fax: 614-355-0049
Englewood, CO 80112
Fax: (303) 802-1399
/s/ Jeffrey A. Curran
Jeffrey A. Curran

Address:
6450 Scioto Ct.
Westerville, Ohio 43082
Fax: 614-355-0049

/s/ Michael E. Brannan
Michael E. Brannan

Address:
987 Grandview Avenue
Columbus, Ohio 43212
Fax: 614-355-0049

/s/ Stephen J. Valachovic
Stephen J. Valachovic

Address:
1087 Lincoln Road
Columbus, Ohio 43212
Fax: 614-355-0049

REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF COMPANY SHAREHOLDERS

John M. Cullen, Jr.

Jeffrey A. Curran

Michael E. Brannan

Stephen J. Valachovic

A-1

EXHIBIT B

EVOLVING SYSTEMS, INC.

CERTIFICATE OF SUBSEQUENT SALE

[Name of Transfer Agent]

RE:          Sale of Shares of Common Stock of Evolving Systems, Inc. (the “Company”) pursuant to the Company’s Prospectus dated                       , 2004 (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Shareholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Shareholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND.  Further, you should place a stop transfer on your records with regard to such certificate.

Very truly yours,

By:
Print Name:
Title:
Dated:

cc:	Investor Relations
Evolving Systems, Inc.
9777 Mt. Pyramid Ct. Suite 100
Englewood, CO 80112

B-1